Supplemental Financial Report
Fourth Quarter 2017

March 1, 2018

Cautionary Statement Regarding Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement.

Factors that might cause such a difference include, without limitation, our failure to achieve anticipated synergies in and benefits of the completed merger among NorthStar Asset Management Group Inc., Colony Capital, Inc. and NorthStar Realty Finance Corp., the impact of changes to organizational structure and employee composition, Colony NorthStar’s liquidity, including its ability to complete and other potential sales of non-core investments, whether Colony NorthStar will be able to maintain its qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes, the timing of and ability to deploy available capital, the timing and pace of growth in the Company's industrial platform,the performance of the Company's investment in Colony NorthStar Credit Real Estate, Inc., whether the Company will realize any anticipated benefits from the Digital Bridge partnership, the timing of and ability to complete repurchases of Colony NorthStar’s stock, Colony NorthStar’s ability to maintain inclusion and relative performance on the RMZ, Colony NorthStar’s leverage, including the timing and amount of borrowings under its credit facility, increased interest rates and operating costs, the impact of amendments to the Company's agreements with its managed companies, adverse economic or real estate developments in Colony NorthStar’s markets, Colony NorthStar’s failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, increased costs of capital expenditures, defaults on or non-renewal of leases by tenants, the impact of economic conditions on the borrowers of Colony NorthStar’s commercial real estate debt investments and the commercial mortgage loans underlying its commercial mortgage backed securities, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, and other risks and uncertainties detailed in our filings with the U.S. Securities and Exchange Commission (“SEC”).

Statements regarding the following subjects, among others, may constitute forward-looking statements: the market, economic and environmental conditions in the Company’s real estate investment sectors; the Company’s business and investment strategy; the Company’s ability to dispose of its real estate investments; the performance of the real estate in which the Company owns an interest; market trends in the Company’s industry, interest rates, real estate values, the debt securities markets or the general economy; actions, initiatives and policies of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies; the state of the U.S. and global economy generally or in specific geographic regions; the Company’s ability to obtain and maintain financing arrangements, including securitizations; the amount and value of commercial mortgage loans requiring refinancing in future periods; the availability of attractive investment opportunities; the general volatility of the securities markets in which the Company participates; changes in the value of the Company’s assets; the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; the Company’s ability to maintain its qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; and the Company’s ability to maintain its exemption from registration as an investment company under the Investment Company Act of 1940, as amended.

All forward-looking statements reflect Colony NorthStar’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in Colony NorthStar’s reports filed from time to time with the SEC. Colony NorthStar cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. Colony NorthStar is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and Colony NorthStar does not intend to do so.

This presentation may contain statistics and other data that has been obtained or compiled from information made available by third-party service providers. Colony NorthStar has not independently verified such statistics or data.

This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Colony NorthStar. This information is not intended to be indicative of future results. Actual performance of Colony NorthStar may vary materially.

The appendices herein contain important information that is material to an understanding of this presentation and you should read this presentation only with and in context of the appendices.

Colony NorthStar, Inc. | Supplemental Financial Report

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles, or GAAP, including; funds from operations, or FFO; core funds from operations, or Core FFO; net operating income (“NOI”); earnings before interest, tax, depreciation and amortization (“EBITDA”); and pro rata financial information.

The Company calculates funds from operations ("FFO") in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, which defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization, and after similar adjustments for unconsolidated partnerships and joint ventures. Included in FFO are gains and losses from sales of assets which are not depreciable real estate such as loans receivable, investments in unconsolidated joint ventures as well as investments in debt and other equity securities, as applicable.
The Company computes core funds from operations ("Core FFO") by adjusting FFO for the following items, including the Company’s share of these items recognized by its unconsolidated partnerships and joint ventures: (i) gains and losses from sales of depreciable real estate within the Other Equity and Debt segment, net of depreciation, amortization and impairment previously adjusted for FFO; (ii) gains and losses from sales of businesses within the Investment Management segment and impairment write-downs associated with the Investment Management segment; (iii) equity-based compensation expense; (iv) effects of straight-line rent revenue and straight-line rent expense on ground leases; (v) amortization of acquired above- and below-market lease values; (vi) amortization of deferred financing costs and debt premiums and discounts; (vii) unrealized fair value gains or losses on derivatives and foreign currency remeasurements; (viii) acquisition-related expenses, merger and integration costs; (ix) amortization and impairment of finite-lived intangibles related to investment management contracts and customer relationships; (x) gain on remeasurement of consolidated investment entities and the effect of amortization thereof; (xi) non-real estate depreciation and amortization; (xii) change in fair value of contingent consideration; and (xiii) tax effect on certain of the foregoing adjustments.
FFO and Core FFO should not be considered alternatives to GAAP net income as indications of operating performance, or to cash flows from operating activities as measures of liquidity, nor as indications of the availability of funds for our cash needs, including funds available to make distributions. FFO and Core FFO should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP. The Company’s calculations of FFO and Core FFO may differ from methodologies utilized by other REITs for similar performance measurements, and, accordingly, may not be comparable to those of other REITs.
The Company uses FFO and Core FFO as supplemental performance measures because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that captures trends in occupancy rates, rental rates, and operating costs. The Company also believes that, as widely recognized measures of the performance of REITs, FFO and Core FFO will be used by investors as a basis to compare its operating performance with that of other REITs. However, because FFO and Core FFO exclude depreciation and amortization and capture neither the changes in the value of the Company’s properties that resulted from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO and Core FFO as measures of the Company’s performance is limited. FFO and Core FFO should be considered only as supplements to net income as a measure of the Company’s performance.
The Company believes that NOI and EBITDA are useful measures of operating performance of its respective real estate portfolios as they are more closely linked to the direct results of operations at the property level. NOI also reflects actual rents received during the period after adjusting for the effects of straight-line rents and amortization of above- and below- market leases; therefore, a comparison of NOI across periods better reflects the trend in occupancy rates and rental rates of the Company’s properties.
NOI and EBITDA exclude historical cost depreciation and amortization, which are based on different useful life estimates depending on the age of the properties, as well as adjust for the effects of real estate impairment and gains or losses on sales of depreciated properties, which eliminate differences arising from investment and disposition decisions. This allows for comparability of operating performance of the Company’s properties period over period and also against the results of other equity REITs in the same sectors. Additionally, by excluding corporate level expenses or benefits such as interest expense, any gain or loss on early extinguishment of debt and income taxes, which are incurred by the parent entity and are not directly linked to the operating performance of the Company’s properties, NOI and EBITDA provide a measure of operating performance independent of the Company’s capital structure and indebtedness.
However, the exclusion of these items as well as others, such as capital expenditures and leasing costs, which are necessary to maintain the operating performance of the Company’s properties, and transaction costs and administrative costs, may limit the usefulness of NOI and EBITDA. NOI may fail to capture significant trends in these components of U.S. GAAP net income (loss) which further limits its usefulness.
NOI should not be considered as an alternative to net income (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, the Company’s methodology for calculating NOI involves subjective judgment and discretion and may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with other companies.
The Company presents pro rata financial information, which is not, and is not intended to be, a presentation in accordance with GAAP. The Company computes pro rata financial information by applying its economic interest to each financial statement line item on an investment-by-investment basis. Similarly, noncontrolling interests’ share of assets, liabilities, profits and losses was computed by applying noncontrolling interests’ economic interest to each financial statement line item. The Company provides pro rata financial information because it may assist investors and analysts in estimating the Company’s economic interest in its investments. However, pro rata financial information as an analytical tool has limitations. Other equity REITs may not calculate their pro rata information in the same methodology, and accordingly, the Company’s pro rata information may not be comparable to such other REITs' pro rata information. As such, the pro rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP, but may be used as a supplement to financial information as reported under GAAP.

Colony NorthStar, Inc. | Supplemental Financial Report

Note Regarding CLNS Reportable Segments / Consolidated and OP Share of Consolidated Amounts

Colony NorthStar holds investment interests in five reportable segments: Healthcare Real Estate; Industrial Real Estate; Hospitality Real Estate; Other Equity and Debt; and Investment Management.

Healthcare Real Estate
As of December 31, 2017, the consolidated healthcare portfolio consisted of 417 properties: 192 senior housing properties, 109 medical office properties, 102 skilled nursing facilities and 14 hospitals. The Company’s equity interest in the consolidated Healthcare Real Estate segment was approximately 71% as of December 31, 2017. The healthcare portfolio earns rental and escalation income from leasing space to various healthcare tenants and operators. The leases are for fixed terms of varying length and generally provide for rent and expense reimbursements to be paid in monthly installments. The healthcare portfolio also generates operating income from healthcare properties operated through management agreements with independent third-party operators, predominantly through structures permitted by the REIT Investment Diversification and Empowerment Act of 2007, or RIDEA.

Industrial Real Estate
As of December 31, 2017, the consolidated industrial portfolio consisted of 369 primarily light industrial buildings totaling 43.3 million rentable square feet across 17 major U.S. markets and was 95% leased. The Company’s equity interest in the consolidated Industrial Real Estate segment was approximately 41% as of December 31, 2017. On December 31, 2017, the Company closed on $26 million of new third-party capital, which was primarily used to partially redeem another third-party investor. Total third-party capital commitments were in excess of $1.1 billion compared to cumulative balance sheet contributions of $750 million as of December 31, 2017. The Company continues to own a 100% interest in the related operating platform. The Industrial Real Estate segment is comprised of and primarily invests in light industrial properties in infill locations in major U.S. metropolitan markets targeting multi-tenant buildings of up to 500,000 square feet and single tenant buildings of up to 250,000 square feet with an office buildout of less than 20%.

Hospitality Real Estate
As of December 31, 2017, the consolidated hospitality portfolio consisted of 167 properties: 97 select service properties, 66 extended stay properties and 4 full service properties. The Company’s equity interest in the consolidated Hospitality Real Estate segment was approximately 94% as of December 31, 2017. The hospitality portfolio is geographically diverse, consisting primarily of premium branded select service hotels and extended stay hotels located mostly in major metropolitan markets, of which a majority are affiliated with top hotel brands. The select service hospitality portfolio, referred to as the THL Hotel Portfolio, which the Company acquired through consensual transfer during the third quarter 2017, is not included in the Hospitality Real Estate segment and is included in the Other Equity and Debt segment.

Other Equity and Debt
The Company owns a diversified group of strategic and non-strategic real estate and real estate-related debt and equity investments. Strategic investments primarily include our 37% interest in CLNC, 10% interest in NorthStar Realty Europe (NYSE: NRE) and other investments for which the Company acts as a general partner or manager (“GP Co-Investments”) and receives various forms of investment management economics on the related third-party capital. Non-strategic investments are composed of those investments the Company does not intend to own for the long term including net leased assets; real estate loans; other real estate equity including the THL Hotel Portfolio and the Company’s interest in Albertsons; limited partnership interests in third-party sponsored real estate private equity funds; and multiple classes of commercial real estate (“CRE”) securities.

Investment Management
The Company’s Investment Management segment includes the business and operations of managing capital on behalf of third-party investors through closed and open-end private funds, non-traded and traded real estate investment trusts and registered investment companies.

Throughout this presentation, consolidated figures represent the interest of both the Company (and its subsidiary Colony Capital Operating Company or the “CLNS OP”) and noncontrolling interests. Figures labeled as CLNS OP share represent the Company’s pro rata share.

Colony NorthStar, Inc. | Supplemental Financial Report

Table of Contents

			Page
I.	Overview
	a.	Summary Metrics	6
	b.	Summary of Segments	7-8
II.	Financial Results
	a.	Consolidated Balance Sheet	9
	b.	Noncontrolling Interests’ Share Balance Sheet	10
	c.	Consolidated Segment Operating Results	11
	d.	Noncontrolling Interests’ Share Segment Operating Results	12
	e.	Segment Reconciliation of Net Income to FFO & Core FFO	13
III.	Capitalization
	a.	Overview	14
	b.	Investment-Level Debt Overview	15
	c.	Revolving Credit Facility Overview	16
	d.	Corporate Securities Overview	17
	e.	Debt Maturity and Amortization Schedules	18
IV.	Healthcare Real Estate
	a.	Summary Metrics and Operating Results	19
	b.	Portfolio Overview	20-21
V.	Industrial Real Estate
	a.	Summary Metrics and Operating Results	22
	b.	Portfolio Overview	23

			Page
VI.	Hospitality Real Estate
	a.	Summary Metrics and Operating Results	24
	b.	Portfolio Overview	25
VII.	Other Equity and Debt
	a.	Strategic Investments	26
	b.	Net Lease and Other Real Estate Equity	27
	c.	Real Estate Debt	28-30
	d.	Real Estate PE Fund Interests	31
	e.	CRE Securities	32
VIII.	Investment Management
	a.	Summary Metrics	33
	b.	Assets Under Management	34
	c.	Retail Companies	35
IX.	Appendices
	a.	Definitions	37
	b.	Reconciliation of Net Income (Loss) to NOI/EBITDA	38-39

Colony NorthStar, Inc. | Supplemental Financial Report	5

Ia. Overview - Summary Metrics

($ and shares in thousands, except per share data and as noted; as of or for the three months ended December 31, 2017, unless otherwise noted) (Unaudited)
Financial Data
Net income (loss) attributable to common stockholders	$(368,082)
Net income (loss) attributable to common stockholders per basic share	(0.69)
FFO	(295,522)
FFO per basic share	(0.51)
Core FFO	95,069
Core FFO per basic share	0.16
Q1 2018 dividend per share	0.11
Annualized Q1 2018 dividend per share	0.44

Balance Sheet, Capitalization and Trading Statistics
Total consolidated assets	$24,785,650
CLNS OP share of consolidated assets	18,201,490
Total consolidated debt(1)	10,675,281
CLNS OP share of consolidated debt(1)	7,889,015
Shares and OP units outstanding as of February 26, 2018	572,764
Share price as of February 26, 2018	7.99
Market value of common equity & OP units	4,576,384
Liquidation preference of perpetual preferred equity	1,636,605
Insider ownership of shares and OP units	5.8%
Assets Under Management ("AUM")	$ 42.7 billion
Fee Earning Equity Under Management ("FEEUM")	$ 15.4 billion

Notes:
In evaluating the information presented throughout this presentation see the appendices to this presentation for definitions and reconciliations of non-GAAP financial measures to GAAP measures.

(1)	Represents principal balance and excludes debt issuance costs, discounts and premiums. See additional footnotes on page 14.

Colony NorthStar, Inc. | Supplemental Financial Report	6

Ib. Overview - Summary of Segments

($ in thousands; as of or for the three months ended December 31, 2017, unless otherwise noted)	Consolidated amount	CLNS OP share of consolidated amount
Healthcare Real Estate(1)
Q4 2017 net operating income(2)	$76,770	$54,429
Annualized net operating income	307,080	217,716
Investment-level non-recourse financing(3)	3,291,278	2,345,866

Industrial Real Estate
Q4 2017 net operating income(2)	46,000	19,073
Annualized net operating income	184,000	76,292
Investment-level non-recourse financing(3)	1,014,229	420,500

Hospitality Real Estate
Q4 2017 EBITDA(2)	60,032	56,609
Annualized EBITDA(4)	295,724	278,862
Investment-level non-recourse financing(3)	2,608,719	2,437,865

Notes:

(1)
NOI includes $1.4 million consolidated or $0.9 million CLNS OP share of interest earned related to $72 million consolidated or $51 million CLNS OP share carrying value of healthcare real estate development loans. This interest income is in the Interest Income line item on the Company’s Statement of Operations for the three months ended December 31, 2017.

(2)	For a reconciliation of net income/(loss) attributable to common stockholders to NOI/EBITDA, please refer to the appendix to this presentation.

(3)	Represents unpaid principal balance.

(4)	Annualized EBITDA is calculated using the pro rata percentage of historical Q4 2016 EBITDA relative to historical full year 2016 EBITDA to account for seasonality.

Colony NorthStar, Inc. | Supplemental Financial Report	7

Ib. Overview - Summary of Segments (cont’d)

($ in thousands except as noted; as of or for the three months ended December 31, 2017, unless otherwise noted)	Consolidated amount	CLNS OP share of consolidated amount
Other Equity and Debt(1)
1) Strategic Investments (refer to page 27 for details)
a) Interests in publicly managed companies (CLNC & NRE) - net carrying value(2)	$1,235,856	$1,235,856
b) GP co-investments - net carrying value	1,016,871	355,069
2) Net lease real estate equity(2)
a) Q4 2017 net operating income	8,189	8,104
b) Investment-level non-recourse financing(3)	337,582	336,940
c) Carrying value - unconsolidated / equity method investments	—	—
3) Other real estate equity
a) Undepreciated carrying value of real estate assets(4)	2,605,847	1,325,305
b) Investment-level non-recourse financing(3)	1,796,867	929,774
c) Carrying value - unconsolidated / equity method investments (including Albertsons)	641,120	563,146
4) Real estate debt(2)
a) Loans receivable(5)	1,270,072	1,013,834
b) Investment-level non-recourse financing(3)	399,806	384,557
c) Carrying value - equity method investments	28,625	21,093
d) Carrying value - real estate assets (REO within debt portfolio) and other(4)	24,019	5,939
5) Real estate PE fund investments(2)
a) Carrying value		180,356
6) CRE securities
a) Net carrying value		155,007
Investment Management
AUM ($ in millions)		26,909
FEEUM ($ in millions)		15,407
Q4 2017 fee revenue and earnings of investments in unconsolidated ventures		58,230
Net Assets(6)
Cash and cash equivalents, restricted cash and other assets	1,703,897	1,291,022
Accrued and other liabilities and dividends payable	927,911	757,280
Net assets	775,986	533,742
Notes:
Our GP co-investment positions in CDCF IV, the Company's latest flagship private credit vehicle, were categorized by investment type in prior financial supplements. In this supplement, they are now categorized under GP co-investment.

(1)	Includes assets classified as held for sale on the Company’s financial statements.

(2)
Net lease real estate equity, real estate debt and PE fund investments exclude investments contributed to Colony NorthStar Real Estate Credit, Inc. (NYSE: CLNC). Interests in publicly managed companies include the net carrying value of investments contributed to CLNC as of December 31, 2017. CLNC began trading on the NYSE on February 1, 2018.

(3)	Represents unpaid principal balance.

(4)	Includes all components related to real estate assets, including tangible real estate and lease-related intangibles, and excludes accumulated depreciation.

(5)
Excludes $3 million consolidated and CLNS OP share carrying value of real estate debt investments held in a CDO securitization and $72 million consolidated or $51 million CLNS OP share carrying value of healthcare real estate development loans.

(6)
Other assets exclude $10 million consolidated or $9 million CLNS OP share of deferred financing costs and accrued and other liabilities exclude $140 million consolidated and CLNS OP share of deferred tax liabilities and other liabilities which are not due in cash. Also, excludes net assets related to investments contributed to CLNC.

Colony NorthStar, Inc. | Supplemental Financial Report	8

IIa. Financial Results - Consolidated Balance Sheet

($ in thousands, except per share data) (Unaudited)	As of December 31, 2017
Assets
Cash and cash equivalents	$921,822
Restricted cash	471,078
Real estate assets, net	14,464,258
Loans receivable, net	3,223,762
Investments in unconsolidated ventures	1,655,239
Securities available for sale, at fair value	383,942
Goodwill	1,534,561
Deferred leasing costs and intangible assets, net	852,872
Assets held for sale	781,630
Other assets	444,968
Due from affiliates	51,518
Total assets	$24,785,650
Liabilities
Debt, net	$10,827,810
Accrued and other liabilities	898,161
Intangible liabilities, net	191,109
Liabilities related to assets held for sale	273,298
Due to affiliates	23,534
Dividends and distributions payable	188,202
Total liabilities	12,402,114
Commitments and contingencies
Redeemable noncontrolling interests	34,144
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $1,636,605 liquidation preference; 250,000 shares authorized; 65,464 shares issued and outstanding	1,606,966
Common stock, $0.01 par value per share
Class A, 949,000 shares authorized; 542,599 shares issued and outstanding	5,426
Class B, 1,000 shares authorized; 736 shares issued and outstanding	7
Additional paid-in capital	7,913,622
Distributions in excess of earnings	(1,165,412)
Accumulated other comprehensive income (loss)	47,316
Total stockholders’ equity	8,407,925
Noncontrolling interests in investment entities	3,539,072
Noncontrolling interests in Operating Company	402,395
Total equity	12,349,392
Total liabilities, redeemable noncontrolling interests and equity	$24,785,650

Colony NorthStar, Inc. | Supplemental Financial Report	9

IIb. Financial Results - Noncontrolling Interests’ Share Balance Sheet

($ in thousands, except per share data) (Unaudited)	As of December 31, 2017
Assets
Cash and cash equivalents	$223,013
Restricted cash	131,394
Real estate assets, net	4,441,541
Loans receivable, net	1,014,416
Investments in unconsolidated ventures	306,392
Securities available for sale, at fair value	10,588
Goodwill	—
Deferred leasing costs and intangible assets, net	165,912
Assets held for sale	221,863
Other assets	73,461
Due from affiliates	(4,420)
Total assets	$6,584,160
Liabilities
Debt, net	$2,752,114
Accrued and other liabilities	177,068
Intangible liabilities, net	59,714
Liabilities related to assets held for sale	20,648
Due to affiliates	—
Dividends and distributions payable	—
Total liabilities	3,009,544
Commitments and contingencies	—
Redeemable noncontrolling interests	34,144
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $1,636,605 liquidation preference; 250,000 shares authorized; 65,464 shares issued and outstanding	—
Common stock, $0.01 par value per share
Class A, 949,000 shares authorized; 542,599 shares issued and outstanding	—
Class B, 1,000 shares authorized; 736 shares issued and outstanding	—
Additional paid-in capital	—
Distributions in excess of earnings	—
Accumulated other comprehensive income (loss)	—
Total stockholders’ equity	—
Noncontrolling interests in investment entities	3,540,472
Noncontrolling interests in Operating Company	—
Total equity	3,540,472
Total liabilities, redeemable noncontrolling interests and equity	$6,584,160

Colony NorthStar, Inc. | Supplemental Financial Report	10

IIc. Financial Results - Consolidated Segment Operating Results

	Three Months Ended December 31, 2017
($ in thousands) (Unaudited)	Healthcare	Industrial	Hospitality	Other Equity and Debt	Investment Management	Amounts not allocated to segments	Total
Revenues
Property operating income	$155,893	$65,718	$196,386	$154,790	$—	$—	$572,787
Interest income	1,374	226	—	80,786	6	947	83,339
Fee income	—	—	—	—	53,527	—	53,527
Other income	—	651	223	2,459	6,032	1,326	10,691
Total revenues	157,267	66,595	196,609	238,035	59,565	2,273	720,344
Expenses
Property operating expense	68,165	17,884	136,533	88,855	—	—	311,437
Interest expense	47,734	9,403	36,245	49,211	—	13,637	156,230
Investment, servicing and commission expense	2,889	8	2,582	13,648	3,415	1,087	23,629
Transaction costs	—	—	—	149	—	1,294	1,443
Depreciation and amortization	48,793	29,812	35,171	35,251	14,082	1,445	164,554
Provision for loan loss	—	—	—	6,834	—	—	6,834
Impairment loss	6,125	—	—	2,869	366,013	—	375,007
Compensation expense	1,550	2,030	1,492	3,307	24,198	56,709	89,286
Administrative expenses	159	1,122	115	2,701	3,154	23,644	30,895
Total expenses	175,415	60,259	212,138	202,825	410,862	97,816	1,159,315
Other income (loss)
Gain on sale of real estate assets	—	15,917	—	24,752	—	—	40,669
Other gain (loss), net	374	—	(67)	(25,512)	(873)	7,555	(18,523)
Earnings of investments in unconsolidated ventures	—	1,781	—	23,617	5,920	—	31,318
Income (loss) before income taxes	(17,774)	24,034	(15,596)	58,067	(346,250)	(87,988)	(385,507)
Income tax benefit (expense)	(4,015)	(88)	(570)	(930)	97,443	(431)	91,409
Net income (loss) from continuing operations	(21,789)	23,946	(16,166)	57,137	(248,807)	(88,419)	(294,098)
Income (loss) from discontinued operations	—	—	—	(486)	—	—	(486)
Net income (loss)	(21,789)	23,946	(16,166)	56,651	(248,807)	(88,419)	(294,584)
Net income (loss) attributable to noncontrolling interests:
Redeemable noncontrolling interests	—	—	—	(247)	20,775	—	20,528
Investment entities	(3,042)	13,751	(998)	32,520	—	—	42,231
Operating Company	(1,047)	692	(847)	1,372	(15,029)	(6,746)	(21,605)
Net income (loss) attributable to Colony NorthStar, Inc.	(17,700)	9,503	(14,321)	23,006	(254,553)	(81,673)	(335,738)
Preferred stock redemption	—	—	—	—	—	—	—
Preferred stock dividends	—	—	—	—	—	32,344	32,344
Net income (loss) attributable to common stockholders	$(17,700)	$9,503	$(14,321)	$23,006	$(254,553)	$(114,017)	$(368,082)

Colony NorthStar, Inc. | Supplemental Financial Report	11

IId. Financial Results - Noncontrolling Interests’ Share Segment Operating Results

	Three Months Ended December 31, 2017
($ in thousands) (Unaudited)	Healthcare	Industrial	Hospitality		Other Equity and Debt	Investment Management	Amounts not allocated to segments	Total
Revenues				—
Property operating income	$44,252	$38,780	$11,931		$63,492	$—	$—	$158,455
Interest income	417	132	—		30,224	—	—	30,773
Fee income	—	—	—		—	796	—	796
Other income	—	83	3		1,136	31	—	1,253
Total revenues	44,669	38,995	11,934		94,852	827	—	191,277
Expenses
Property operating expense	18,862	10,779	8,271		40,387	—	—	78,299
Interest expense	13,703	5,504	2,230		16,166	—	—	37,603
Investment, servicing and commission expense	860	3	219		5,660	42	—	6,784
Transaction costs	—	—	—		34	—	—	34
Depreciation and amortization	13,818	17,427	2,210		13,654	130	—	47,239
Provision for loan loss	—	—	—		4,574	—	—	4,574
Impairment loss	1,687	—	—		1,391	—	—	3,078
Compensation expense	—	143	—		386	299	—	828
Administrative expenses	27	295	—		1,095	91	—	1,508
Total expenses	48,957	34,151	12,930		83,347	562	—	179,947
Other income (loss)
Gain on sale of real estate assets	—	9,317	—		14,621	—	—	23,938
Other gain (loss), net	113	—	(2)		(1,208)	—	—	(1,097)
Earnings of investments in unconsolidated ventures	—	747	—		8,335	—	—	9,082
Income (loss) before income taxes	(4,175)	14,908	(998)		33,253	265	—	43,253
Income tax benefit (expense)	(1,236)	(52)	—		(758)	(11)	—	(2,057)
Net income (loss) from continuing operations	(5,411)	14,856	(998)		32,495	254	—	41,196
Income (loss) from discontinued operations	—	—	—		(222)	—	—	(222)
Non-pro rata allocation of income (loss) to NCI	2,369	(1,105)	—		—	20,521	—	21,785
Net income (loss) attributable to noncontrolling interests	$(3,042)	$13,751	$(998)		$32,273	$20,775	$—	$62,759

Colony NorthStar, Inc. | Supplemental Financial Report	12

IIe. Financial Results - Segment Reconciliation of Net Income to FFO & Core FFO

	Three Months Ended December 31, 2017
	OP pro rata share by segment
($ in thousands) (Unaudited)	Healthcare	Industrial	Hospitality	Other Equity and Debt	Investment Management	Amounts not allocated to segments	Total OP pro rata share	Amounts attributable to noncontrolling interests	CLNS consolidated as reported
Net income (loss) attributable to common stockholders	$(17,700)	$9,503	$(14,321)	$23,006	$(254,553)	$(114,017)	$(368,082)	$—	$(368,082)
Net income (loss) attributable to noncontrolling common interests in Operating Company	(1,047)	692	(847)	1,372	(15,029)	(6,746)	(21,605)	—	(21,605)
Net income (loss) attributable to common interests in Operating Company and common stockholders	(18,747)	10,195	(15,168)	24,378	(269,582)	(120,763)	(389,687)	—	(389,687)

Adjustments for FFO:
Real estate depreciation and amortization	35,200	12,344	32,499	24,393	208	—	104,644	46,286	150,930
Impairment write-downs associated with depreciable real estate	4,438	—	—	1,478	—	—	5,916	3,078	8,994
(Gain) loss from sales of depreciable real estate	—	(6,600)	—	(10,279)	484	—	(16,395)	(23,938)	(40,333)
Less: Net income (loss) attributable to noncontrolling interests in investment entities	—	—	—	—	—	—	—	(25,426)	(25,426)
FFO	$20,891	$15,939	$17,331	$39,970	$(268,890)	$(120,763)	$(295,522)	$—	$(295,522)

Additional adjustments for Core FFO:
(Gains) and losses from sales of depreciable real estate within the Other Equity and Debt segment, net of depreciation, amortization and impairment previously adjusted for FFO(1)	—	—	—	85	—	—	85	5,709	5,794
(Gains) and losses from sales of businesses within the Investment Management segment and impairment write-downs associated with the Investment Management segment	—	—	—	—	328,407	—	328,407	(21,468)	306,939
Equity-based compensation expense(2)	309	418	297	738	7,303	33,852	42,917	—	42,917
Straight-line rent revenue and straight-line rent expense on ground leases	(3,052)	(724)	(4)	(623)	—	963	(3,440)	(2,842)	(6,282)
Change in fair value of contingent consideration	—	—	—	—	—	(6,260)	(6,260)	—	(6,260)
Amortization of acquired above- and below-market lease values	(5,642)	(49)	(3)	(56)	—	—	(5,750)	(2,614)	(8,364)
Amortization of deferred financing costs and debt premiums and discounts	4,912	148	6,109	5,813	—	1,098	18,080	6,224	24,304
Unrealized fair value gains or losses and foreign currency remeasurements	(415)	—	8	520	503	(1,332)	(716)	264	(452)
Acquisition and merger-related transaction costs	—	—	—	147	—	1,294	1,441	34	1,475
Merger integration costs(3)	—	—	—	—	—	9,929	9,929	—	9,929
Amortization and impairment of investment management intangibles	—	—	—	—	73,137	—	73,137	367	73,504
Non-real estate depreciation and amortization	518	41	462	10	84	1,445	2,560	204	2,764
Gain on remeasurement of consolidated investment entities and the effect of amortization thereof	—	—	—	1,747	—	—	1,747	7,659	9,406
Tax (benefit) expense, net(4)	—	—	—	(649)	(70,897)	—	(71,546)	27	(71,519)
Less: Adjustments attributable to noncontrolling interests in investment entities	—	—	—	—	—	—	—	6,436	6,436
Core FFO	$17,521	$15,773	$24,200	$47,702	$69,647	$(79,774)	$95,069	$—	$95,069
Notes:

(1)
Net of $19.1 million of depreciation, amortization and impairment charges previously adjusted to calculate FFO and Core Earnings, a non-GAAP measure used by Colony prior to its internalization of the manager.

(2)	Includes $30.3 million of replacement award amortization.

(3)
Merger integration costs represent costs and charges incurred during the integration of Colony, NSAM and NRF. These integration costs are not reflective of the Company’s core operating performance and the Company does not expect to incur these costs subsequent to the completion of the merger integration. The majority of integration costs consist of severance, employee costs of those separated or scheduled for separation, system integration and lease terminations.

(4)	Adjustment represents the impact of taxes on amortization and impairment of investment management intangibles assumed in business combinations.

Colony NorthStar, Inc. | Supplemental Financial Report	13

IIIa. Capitalization - Overview

($ in thousands; except per share data; as of December 31, 2017, unless otherwise noted)		Consolidated amount	CLNS OP share of consolidated amount

Debt (UPB)
$1,000,000 Revolving credit facility		$50,000	$50,000
Convertible/exchangeable senior notes		616,105	616,105
Corporate aircraft promissory note		39,218	39,218
Trust Preferred Securities ("TruPS")		280,117	280,117
Investment-level debt:
Healthcare		3,291,278	2,345,866
Industrial		1,014,229	420,500
Hospitality		2,608,719	2,437,865
Other Equity and Debt(1)		2,775,615	1,699,344
Total investment-level debt(2)		9,689,841	6,903,575
Total debt		$10,675,281	$7,889,015

Perpetual preferred equity, redemption value
Total perpetual preferred equity			$1,636,605

Common equity as of February 26, 2018	Price per share	Shares / Units
Class A and B common stock	$7.99	540,482	$4,318,451
OP units	7.99	32,282	257,933
Total market value of common equity			$4,576,384

Total capitalization			$14,102,004

Notes:

(1)	Excludes $393 million consolidated or $325 million CLNS OP share of debt related to assets contributed to CLNC and $258 million principal balance of non-recourse CDO securitization debt.
(2) Includes $197 million consolidated or $196 million CLNS OP share principal balance of debt related to assets held for sale.

Colony NorthStar, Inc. | Supplemental Financial Report	14

IIIb. Capitalization - Investment-Level Debt Overview

($ in thousands; as of or for the three months ended December 31, 2017, unless otherwise noted)
Investment-level debt overview
		Consolidated	CLNS OP share of consolidated amount
	Type	Unpaid principal balance	Unpaid principal balance	Wtd. avg. years remaining to maturity	Wtd. avg. interest rate
Healthcare	Non-recourse	$3,291,278	$2,345,866	3.0	5.0%
Industrial	Non-recourse	1,014,229	420,500	11.4	3.5%
Hospitality	Non-recourse	2,608,719	2,437,865	3.6	4.7%
Other Equity and Debt(1)
Net lease real estate equity	Non-recourse	337,582	336,940	6.0	4.2%
Other real estate equity	Non-recourse	1,796,867	929,774	4.6	4.1%
Real estate debt	Non-recourse	399,806	384,557	4.8	3.8%
GP Co-investments in CDCF IV	Non-recourse	241,360	48,073	2.8	3.7%
Total investment-level debt(2)		$9,689,841	$6,903,575	4.2	4.6%

Notes:

(1)	Excludes $393 million consolidated or $325 million CLNS OP share of debt related to assets contributed to CLNC and $258 million principal balance of non-recourse CDO securitization debt.

(2)	Includes $197 million consolidated or $196 million CLNS OP share principal balance of debt related to assets held for sale.

Colony NorthStar, Inc. | Supplemental Financial Report	15

IIIc. Capitalization - Revolving Credit Facility Overview

($ in thousands, except as noted; as of December 31, 2017)
Revolving credit facility
Maximum principal amount	$1,000,000
Amount outstanding	50,000
Initial maturity	January 11, 2021
Fully-extended maturity	January 10, 2022
Interest rate	LIBOR + 2.25%

Financial covenants as defined in the Credit Agreement:	Covenant level
Consolidated Tangible Net Worth	Minimum $4,550 million
Consolidated Fixed Charge Coverage Ratio	Minimum 1.50 to 1.00
Consolidated Interest Coverage Ratio	Minimum 3.00 to 1.00
Consolidated Leverage Ratio	Maximum 0.65 to 1.00

Company status: As of December 31, 2017, CLNS is meeting all required covenant threshold levels

Colony NorthStar, Inc. | Supplemental Financial Report	16

IIId. Capitalization - Corporate Securities Overview

($ in thousands, except per share data; as of December 31, 2017, unless otherwise noted)
Convertible/exchangeable debt
Description	Outstanding principal	Final due date	Interest rate	Conversion price (per share of common stock)	Conversion ratio	Conversion shares	Redemption date
5.0% Convertible senior notes	$200,000	April 15, 2023	5.00% fixed	$15.76	63.4700	12,694	On or after April 22, 2020(1)
3.875% Convertible senior notes	402,500	January 15, 2021	3.875% fixed	16.57	60.3431	24,288	On or after January 22, 2019(1)
5.375% Exchangeable senior notes	13,605	June 15, 2033	5.375% fixed	12.04	83.0837	1,130	On or after June 15, 2020(1)
Total convertible debt	$616,105

TruPS
Description	Outstanding principal	Final due date	Interest rate
Trust I	$41,240	March 30, 2035	3M L + 3.25%
Trust II	25,780	June 30, 2035	3M L + 3.25%
Trust III	41,238	January 30, 2036	3M L + 2.83%
Trust IV	50,100	June 30, 2036	3M L + 2.80%
Trust V	30,100	September 30, 2036	3M L + 2.70%
Trust VI	25,100	December 30, 2036	3M L + 2.90%
Trust VII	31,459	April 30, 2037	3M L + 2.50%
Trust VIII	35,100	July 30, 2037	3M L + 2.70%
Total TruPS	$280,117

Perpetual preferred stock
Description	Liquidation preference	Shares outstanding	Callable period
Series B 8.25% cumulative redeemable perpetual preferred stock	$152,855	6,114	Callable
Series D 8.5% cumulative redeemable perpetual preferred stock	200,000	8,000	On or after April 10, 2018
Series E 8.75% cumulative redeemable perpetual preferred stock	250,000	10,000	On or after May 15, 2019
Series G 7.5% cumulative redeemable perpetual preferred stock	86,250	3,450	On or after June 19, 2019
Series H 7.125% cumulative redeemable perpetual preferred stock	287,500	11,500	On or after April 13, 2020
Series I 7.15% cumulative redeemable perpetual preferred stock	345,000	13,800	On or after June 5, 2022
Series J 7.125% cumulative redeemable perpetual preferred stock	315,000	12,600	On or after September 22, 2022
Total preferred stock	$1,636,605	65,464

Notes:

(1)	Callable at principal amount only if CLNS common stock has traded at least 130% of the conversion price for 20 of 30 consecutive trading days.

Colony NorthStar, Inc. | Supplemental Financial Report	17

IIIe. Capitalization - Debt Maturity and Amortization Schedules

($ in thousands; as of December 31, 2017)
Consolidated debt maturity and amortization schedule
	Payments due by period(1)
	2018	2019	2020	2021	2022 and after	Total
$1,000,000 Revolving credit facility	$—	$—	$—	$50,000	$—	$50,000
Convertible/exchangeable senior notes	—	—	—	402,500	213,605	616,105
Corporate aircraft promissory note	2,029	2,134	2,244	2,360	30,451	39,218
TruPS	—	—	—	—	280,117	280,117
Investment-level debt:
Healthcare	13,129	2,455,303	58,606	361,058	403,182	3,291,278
Industrial	806	839	875	911	1,010,798	1,014,229
Hospitality	—	512,000	247,750	218,969	1,630,000	2,608,719
Other Equity and Debt(2)	296,543	138,682	101,196	501,266	1,737,928	2,775,615
Total debt(3)	$312,507	$3,108,958	$410,671	$1,537,064	$5,306,081	$10,675,281

Pro rata debt maturity and amortization schedule
	Payments due by period(1)
	2018	2019	2020	2021	2022 and after	Total
$1,000,000 Revolving credit facility	$—	$—	$—	$50,000	$—	$50,000
Convertible/exchangeable senior notes	—	—	—	402,500	213,605	616,105
Corporate aircraft promissory note	2,029	2,134	2,244	2,360	30,451	39,218
TruPS	—	—	—	—	280,117	280,117
Investment-level debt:
Healthcare	10,119	1,716,019	46,772	289,950	283,006	2,345,866
Industrial	334	348	363	378	419,077	420,500
Hospitality	-	512,000	247,750	213,495	1,464,620	2,437,865
Other Equity and Debt(2)	118,322	74,418	47,340	440,742	1,018,522	1,699,344
Total debt(3)	$130,804	$2,304,919	$344,469	$1,399,425	$3,709,398	$7,889,015

Notes:

(1)	Based on initial maturity dates or extended maturity dates to the extent criteria are met and the extension option is at the borrower’s discretion.

(2)	Excludes $393 million consolidated or $325 million CLNS OP share of debt related to assets contributed to CLNC and $258 million principal balance of non-recourse CDO securitization debt.

(3)	Includes $197 million consolidated or $196 million CLNS OP share principal balance of debt related to assets held for sale.

Colony NorthStar, Inc. | Supplemental Financial Report	18

IVa. Healthcare Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended December 31, 2017, unless otherwise noted)		CLNS OP share of consolidated amount(1)
Net operating income	Consolidated amount
Net operating income:
Senior Housing - Operating	$15,788	$11,194
Medical Office Buildings	13,325	9,447
Triple-Net Lease:
Senior Housing	15,226	10,795
Skilled Nursing Facilities	27,250	19,320
Hospitals	5,181	3,673
Total net operating income(2)	$76,770	$54,429
Annualized net operating income	$307,080	$217,716

Portfolio overview	Total number of buildings	Capacity	% Occupied	TTM Lease Coverage	WA Remaining Lease Term(3)
Senior Housing - Operating	109	6,436 units	87.4%	N/A	N/A
Medical Office Buildings	109	3.9 million sq. ft.	82.9%	N/A	4.7
Triple-Net Lease:
Senior Housing	83	4,135 units	82.9%	1.4x	12.0
Skilled Nursing Facilities	102	12,300 beds	82.1%	1.2x	6.9
Hospitals	14	872 beds	58.4%	2.5x	11.4
Total / W.A.	417		82.8%	1.4x	9.0

Same store financial/operating results related to the segment
	% Occupied(4)		TTM Lease Coverage(5)		NOI
	Q4 2017	Q3 2017	9/30/2017	6/30/2017	Q4 2017	Q3 2017	% Change
Senior Housing - Operating	87.4%	87.8%	n/a	n/a	$15,788	$18,704	(15.6)%
Medical Office Buildings	82.9%	83.5%	n/a	n/a	13,358	13,643	(2.1)%
Triple-Net Lease:
Senior Housing	82.9%	82.3%	1.4x	1.4x	15,226	14,638	4.0%
Skilled Nursing Facilities	82.1%	82.2%	1.2x	1.2x	27,313	25,381	7.6%
Hospitals	58.4%	61.5%	2.5x	3.0x	5,181	5,304	(2.3)%
Total / W.A.	82.8%	82.9%	1.4x	1.5x	$76,866	$77,670	(1.0)%
Notes:

(1)	CLNS OP Share represents Consolidated NOI multiplied by CLNS OP's interest as of December 31, 2017.

(2)
NOI includes $1.4 million consolidated or $1.0 million CLNS OP share of interest earned related to $72 million consolidated or $50 million CLNS OP share carrying value of healthcare real estate development loans. This interest income is in the Interest Income line item on the Company’s Statement of Operations for the three months ended December 31, 2017. For a reconciliation of net income/(loss) attributable to common stockholders to NOI, please refer to the appendix to this presentation.

(3)	Total / Weighted Average Remaining Lease Term includes Triple-Net Lease properties only.

(4)
Occupancy % for Senior Housing - Operating represents average of the presented quarter, MOB’s is as of last day in the quarter and for Triple-Net Lease represents average of the prior quarter. Occupancy represents real estate property operator’s patient occupancy for all types except MOB.

(5)	Represents the ratio of EBITDAR to cash rent on a trailing twelve month basis.

Colony NorthStar, Inc. | Supplemental Financial Report	19

IVb. Healthcare Real Estate - Portfolio Overview

(As of or for the three months ended December 31, 2017, unless otherwise noted)
Triple-Net Lease Coverage(1)		% of Triple-Net Lease TTM NOI as of September 30, 2017
September 30, 2017 TTM Lease Coverage	# of Leases	Senior Housing	Skilled Nursing Facilities & Hospitals	% Total NOI	WA Remaining Lease Term
Less than 0.99x	3	3%	10%	13%	8 yrs
1.00x - 1.09x	4	2%	18%	20%	8 yrs
1.10x - 1.19x	2	4%	4%	8%	6 yrs
1.20x - 1.29x	2	—%	17%	17%	9 yrs
1.30x - 1.39x	1	—%	2%	2%	8 yrs
1.40x - 1.49x	—	—%	—%	—%	—
1.50x and greater	5	18%	22%	40%	10 yrs
Total / W.A.	17	27%	73%	100%	9 yrs

Revenue Mix(2)	September 30, 2017 TTM
	Private Pay	Medicare	Medicaid
Senior Housing - Operating	87%	3%	10%
Medical Office Buildings	100%	—%	—%
Triple-Net Lease:
Senior Housing	64%	—%	36%
Skilled Nursing Facilities	24%	21%	55%
Hospitals	11%	40%	49%
W.A.	58%	11%	31%

Notes:

(1)
Represents the ratio of EBITDAR to cash rent on a trailing twelve month basis. Represents leases with EBITDAR coverage in each listed range. Excludes interest income associated with triple-net lease senior housing and hospital types. Caring Homes (U.K.) lease (EBITDAR) coverage includes additional collateral provided by the operator.

(2)
Revenue mix represents percentage of revenues derived from private, Medicare and Medicaid payor sources. The payor source percentages for the hospital category excludes two operating partners, whom do not track or report payor source data and totals approximately one-third of NOI in the hospital category. Overall percentages are weighted by NOI exposure in each category.

Colony NorthStar, Inc. | Supplemental Financial Report	20

IVb. Healthcare Real Estate - Portfolio Overview (cont’d)

($ in thousands; as of or for the three months ended December 31, 2017, unless otherwise noted)
Top 10 Geographic Locations by NOI
	Number of buildings	NOI
United Kingdom	44	$9,699
Illinois	38	8,002
Indiana	55	7,258
Florida	27	6,595
Pennsylvania	11	4,813
Georgia	22	4,518
Oregon	31	4,473
California	15	4,168
Ohio	35	3,854
Texas	32	3,475
Total	310	$56,855

Top 10 Operators/Tenants by NOI
	Property Type/Primary Segment	Number of buildings	NOI	% Occupied	TTM Lease Coverage	WA Remaining Lease Term
Senior Lifestyle	Sr. Housing / RIDEA	82	$12,392	87.8%	n/a	n/a
Caring Homes (U.K.)(1)	Sr. Housing / NNN	44	8,352	87.3%	1.6x	15 yrs
Sentosa	SNF / NNN	11	4,813	90.4%	1.2x	11 yrs
Wellington Healthcare	SNF / NNN	11	4,387	89.5%	1.1x	9 yrs
Miller	SNF / NNN	28	3,848	71.3%	2.0x	n/a
Frontier	Sr. Housing / RIDEA / NNN	20	3,392	84.5%	n/a	n/a
Opis	SNF / NNN	11	2,741	90.9%	1.2x	6 yrs
Consulate	SNF / NNN	10	2,664	78.7%	0.8x	10 yrs
Grace	SNF / NNN	9	2,600	80.2%	1.0x	3 yrs
Symphony	SNF / NNN	8	2,353	74.6%	1.2x	4 yrs
Total		234	$47,542

Notes:

(1)	Caring Homes (U.K.) lease (EBITDAR) coverage includes additional collateral provided by the operator.

Colony NorthStar, Inc. | Supplemental Financial Report	21

Va. Industrial Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended December 31, 2017, unless otherwise noted)		CLNS OP share of consolidated amount(1)
Net operating income	Consolidated amount(1)
Net operating income	$46,000	$19,073
Annualized net operating income	$184,000	$76,292

Portfolio overview
Total number of buildings	369
Rentable square feet (thousands)	43,325
% leased at end of period	95.1%
Average remaining lease term	3.7

Same store financial/operating results related to the segment
	Q4 2017	Q3 2017	% Change
Same store number of buildings	331	331	—
% leased at end of period	95.5%	95.2%	0.3%
Revenues	$55,789	$54,565	2.2%
NOI	$40,200	$39,168	2.6%

Recent acquisitions
Property / portfolio name	Acquisition date	Number of buildings	Rentable square feet (thousands)	% leased	Purchase price
Q4 2017 acquisitions:
Las Vegas industrial property	11/1/2017	1	103	100.0%	$8,500
Jacksonville industrial property	11/30/2017	1	85	100.0%	6,100
Dallas industrial property	12/15/2017	1	266	21.0%	18,600
Total / W.A.		3	454	53.7%	$33,200

Q1 2018 acquisitions:
Phoenix industrial property	1/22/2018	1	217	81.3%	$13,400
Jacksonville industrial portfolio	2/21/2018	3	305	100.0%	$25,300
Total		4	522	92.2%	$38,700

Notes:

(1)
CLNS OP Share represents Consolidated NOI multiplied by CLNS OP's interest as of December 31, 2017. For a reconciliation of net income/(loss) attributable to common stockholders to NOI, please refer to the appendix to this presentation.

Colony NorthStar, Inc. | Supplemental Financial Report	22

Vb. Industrial Real Estate - Portfolio Overview

($ in thousands; as of or for the three months ended December 31, 2017, unless otherwise noted)
Top 10 Geographic Locations by NOI	Number of buildings	Rentable square feet (thousands)	NOI	% leased at end of period
Atlanta	62	6,862	$7,650	99.2%
Dallas	68	7,426	7,219	95.2%
New Jersey, South / Philadelphia	34	3,763	3,899	94.3%
Orlando	18	3,032	3,896	98.4%
Minneapolis	18	2,814	3,208	96.6%
Maryland-BWI	21	2,806	2,963	93.0%
Phoenix	27	3,012	2,940	90.8%
Chicago	26	2,786	2,715	94.6%
Houston	23	2,092	2,361	88.2%
Kansas City	14	2,260	2,265	95.1%
Total / W.A.	311	36,853	$39,116	95.2%

Top 10 Tenant Base by Industry
Industry	Total leased square feet (thousands)	% of total
Warehousing & Transportation	15,730	38.2%
Manufacturing	7,070	17.2%
Professional, Scientific, and Technical Services	3,915	9.5%
Wholesale Trade	3,697	9.0%
Media & Information	3,077	7.5%
Health & Science	2,989	7.2%
Construction & Contractors	2,429	5.9%
Retail Trade	1,133	2.7%
Entertainment & Recreation	1,026	2.5%
Public Administration & Government	113	0.3%
Total	41,179	100.0%

Colony NorthStar, Inc. | Supplemental Financial Report	23

VIa. Hospitality Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended December 31, 2017, unless otherwise noted)		CLNS OP share of consolidated amount(1)
EBITDA	Consolidated amount
EBITDA:
Select Service	$31,925	$30,105
Extended Stay	25,519	24,064
Full Service	2,588	2,440
Total EBITDA(2)	$60,032	$56,609
Annualized EBITDA(3)	$295,724	$278,862

Portfolio overview by type
	Number of hotels	Number of rooms	Avg. qtr. % occupancy	Avg. daily rate (ADR)	RevPAR	Q4 2017 EBITDA	EBITDA margin
Select service	97	13,193	68.0%	$120	$81	$31,925	29.2%
Extended stay	66	7,936	75.2%	131	98	25,519	34.7%
Full service	4	962	65.4%	158	104	2,588	17.7%
Total / W.A.	167	22,091	70.5%	$126	$88	$60,032	30.4%

Same store financial/operating results related to the segment by brand
	Avg. qtr. % occupancy		Avg. daily rate (ADR)		RevPAR		EBITDA
Brand	Q4 2017	Q4 2016	Q4 2017	Q4 2016	Q4 2017	Q4 2016	Q4 2017	Q4 2016	% Change
Marriott	69.4%	68.5%	$126	$123	$87	$84	$47,574	$45,306	5.0%
Hilton	74.0%	73.7%	123	121	91	89	9,046	9,033	0.1%
Other	75.5%	70.1%	129	133	97	93	3,412	3,327	2.6%
Total / W.A.	70.5%	69.4%	$126	$123	$88	$85	$60,032	$57,666	4.1%

Notes:

(1)	CLNS OP Share represents Consolidated EBITDA multiplied by CLNS OP's interest as of December 31, 2017.

(2)
Q4 2017 EBITDA excludes FF&E reserve amounts of $8.6 million consolidated or $8.1 million CLNS OP share. For a reconciliation of net income/(loss) attributable to common stockholders to EBITDA please refer to the appendix to this presentation.

(3)	Annualized EBITDA is calculated using the pro rata percentage of historical Q4 2016 EBITDA relative to historical full year 2016 EBITDA to account for seasonality.

Colony NorthStar, Inc. | Supplemental Financial Report	24

VIb. Hospitality Real Estate - Portfolio Overview

($ in thousands; as of December 31, 2017, unless otherwise noted)
Top 10 Geographic Locations by EBITDA	Number of hotels	Number of rooms	Number of rooms-select service	Number of rooms-extended stay	Number of rooms-full service	EBITDA
California	18	2,254	1,243	1,011	—	$10,252
Florida	12	2,060	1,186	291	583	7,313
Texas	28	3,230	1,952	1,278	—	6,716
New Jersey	12	1,884	718	942	224	4,802
Virginia	11	1,473	1,210	263	—	2,679
New York	8	1,010	710	300	—	2,602
Michigan	6	809	601	208	—	2,541
Washington	5	664	160	504	—	2,484
North Carolina	7	981	831	150	—	2,419
Georgia	7	974	694	280	—	2,221
Total / W.A.	114	15,339	9,305	5,227	807	$44,029

Colony NorthStar, Inc. | Supplemental Financial Report	25

VIIa. Other Equity and Debt - Strategic Investments

($ in thousands, except as noted and per share data; as of December 31, 2017, unless otherwise noted)	Consolidated amount	CLNS OP share of consolidated amount
Colony NorthStar Credit Real Estate, Inc. (NYSE: CLNC)(1)
CLNS OP interest in CLNC as of February 26, 2018	36.5%	36.5%
CLNC shares beneficially owned by OP and common stockholders	47.5 million	47.5 million
CLNC share price as of February 26, 2018	$20.50	$20.50
Total market value of CLNC shares	$973,239	$973,239
Net carrying value - CLNC	$1,162,278	$1,162,278

NorthStar Realty Europe Corp. (NYSE: NRE)
CLNS OP interest in NRE as of February 26, 2018	10.0%	10.0%
NRE shares beneficially owned by OP and common stockholders	5.6 million	5.6 million
NRE share price as of February 26, 2018	$10.48	$10.48
Total market value of NRE shares	$59,071	$59,071
Carrying value - NRE	73,578	73,578

CLNS's GP Co-investments in CDCF IV Investments - CLNS's Most Recent Flagship Institutional Credit Fund
Assets - carrying value	$1,015,217	$191,413
Debt - UPB	241,360	48,073
Net carrying value	$773,857	$143,340

NBV by Geography:
U.S.	24.3%	18.6%
Europe	75.7%	81.4%
Total	100.0%	100.0%

Other GP Co-investments (2)
Carrying value	134,038	102,753

Andean Tower Partners investment (expected to be contributed to a new Digital Real Estate Infrastructure Fund)(3)	108,976	108,976

Notes:

(1)	On February 1, 2018, CLNC began trading on the NYSE following the completion of its public listing.

(2)
Other GP co-investments represents: i) seed investments in certain registered investment companies sponsored by the Company, ii) investments in the general partnership of third party real estate operators primarily to seed investment commitments with their limited partners for which the Company will receive its share of earnings and incentive fees, or iii) general partnership capital in a fund or investment. These investments are accounted for as Investments in Unconsolidated Ventures or consolidated Securities Available for Sale.

(3)	Amount excludes $33 million of CLNS committed investment capital, which was funded subsequent to the fourth quarter 2017.

Colony NorthStar, Inc. | Supplemental Financial Report	26

VIIb. Other Equity and Debt - Net Lease and Other Real Estate Equity

($ in thousands; as of December 31, 2017, unless otherwise noted)
Net Lease Real Estate Equity(1)			Consolidated amount	CLNS OP share of consolidated amount
	Number of buildings	Rentable square feet (thousands)	NOI(2)	NOI(2)	% leased at end of period	Weighted average remaining lease term
U.S.:
Office	5	878	$2,816	$2,731	81.9%	5.6

Europe:
Office	29	1,478	5,373	5,373	100.0%	12.1

Total / W.A.	34	2,356	$8,189	$8,104	93.2%	9.7

Other Real Estate Equity			Consolidated amount	CLNS OP share of consolidated amount
	Number of buildings	Rentable square feet (thousands)	Undepreciated carrying value	Undepreciated carrying value	% leased at end of period	Weighted average remaining lease term
U.S.:
Office	14	1,479	$269,295	$233,278	75.1%	4.3
Multifamily	1	N/A	50,359	45,323	94.9%	N/A
Hotel	137	N/A	1,196,535	660,642	72.2%	N/A

Europe:
Industrial	37	2,753	171,041	76,968	100.0%	6.6
Office	22	654	107,266	53,570	88.3%	13.2
Mixed / Retail	204	5,553	811,351	255,524	67.5%	5.3

Total / W.A.	415	10,439	$2,605,847	$1,325,305	78.5%	6.0

Other Real Estate Equity
Unconsolidated joint ventures (Net Lease & Other RE Equity)			551,859	518,497

Albertsons
Carrying value			89,261	44,649

Notes:

(1)	Net lease real estate equity excludes investments contributed to CLNC. The carrying value of investments contributed to CLNC is now accounted for in the net carrying value of CLNC on page 26.

(2)	Excludes NOI related to an asset sold during the fourth quarter 2017.

Colony NorthStar, Inc. | Supplemental Financial Report	27

VIIc. Other Equity and Debt - Real Estate Debt

($ in thousands, except as noted; as of December 31, 2017, unless otherwise noted)
Portfolio Overview(1)
	Consolidated amount	CLNS OP share of consolidated amount
Non-PCI loans
Loans receivables held for investment, net	$712,397	$568,535
Loans receivables held for sale, net	—	—
Non-recourse investment-level financing (UPB)	385,273	377,076
Carrying value - equity method investments	26,935	19,403

PCI loans
Loans receivables held for investment, net	557,675	445,299
Non-recourse investment-level financing (UPB)	14,533	7,482
Carrying value - equity method investments	1,690	1,690

Other
Carrying value - real estate assets (REO)	24,019	5,939

Total Portfolio
Loans receivables held for investment, net	1,270,072	1,013,834
Loans receivables held for sale, net	—	—
Carrying value - equity method investments	28,625	21,093
Carrying value - real estate assets (REO)	24,019	5,939
Non-recourse investment-level financing (UPB)	399,806	384,558

Notes:

(1)
Real estate debt excludes investments contributed to CLNC. The carrying value of investments contributed to CLNC is now accounted for in the net carrying value of CLNC on page 26. Excludes $3 million consolidated and CLNS OP share carrying value of real estate debt investments held in a CDO securitization and $73 million consolidated or $51 million CLNS OP share carrying value of healthcare real estate development loans related to the Company’s healthcare real estate portfolio.

Colony NorthStar, Inc. | Supplemental Financial Report	28

VIIc. Other Equity and Debt - Real Estate Debt (cont’d)

($ in thousands; as of or for the three months ended December 31, 2017, unless otherwise noted)
Loans receivable held for investment by loan type(1)
	Consolidated amount	CLNS OP share of consolidated amount
	Net carrying amount	Net carrying amount	Weighted average yield	Weighted average maturity in years
Non-PCI loans
Fixed rate
First mortgage loans	$65,644	$47,974	6.7%	9.5
Securitized mortgage loans	36,603	36,603	6.1%	16.9
Second mortgage loans / B-notes	212,756	117,179	7.5%	2.6
Mezzanine loans	126,432	96,873	2.9%	1.9
Corporate	46,156	46,156	10.3%	10.1
Total fixed rate non-PCI loans	487,591	344,785	6.3%	5.9

Variable rate
First mortgage loans	147,593	145,147	5.4%	0.6
Securitized mortgage loans	82,534	82,534	4.9%	18.1
Second mortgage loans / B-notes	—	—	—%	—
Mezzanine loans	—	—	—%	—
Total variable rate non-PCI loans	230,127	227,681	5.2%	7.0

Total non-PCI loans	717,718	572,466
Allowance for loan losses	(5,321)	(3,931)
Total non-PCI loans, net of allowance for loan losses	712,397	568,535

PCI loans
First mortgage loans	598,312	452,698
Securitized mortgage loans	975	975
Mezzanine loans	3,671	3,671
Total PCI loans	602,958	457,344
Allowance for loan losses	(45,283)	(12,045)
Total PCI loans, net of allowance for loan losses	557,675	445,299

Total loans receivable, net of allowance for loan losses	$1,270,072	$1,013,834
Notes:

(1)
Real estate debt excludes investments contributed to CLNC. The carrying value of investments contributed to CLNC is now accounted for in the net carrying value of CLNC on page 26. Excludes $3 million consolidated and CLNS OP share carrying value of real estate debt investments held in a CDO securitization and $73 million consolidated or $51 million CLNS OP share carrying value of healthcare real estate development loans related to the Company’s healthcare real estate portfolio.

Colony NorthStar, Inc. | Supplemental Financial Report	29

VIIc. Other Equity and Debt - Real Estate Debt (cont’d)

($ in thousands; as of or for the three months ended December 31, 2017, unless otherwise noted)
Loans receivable held for investment by collateral type(1)
	Consolidated amount	CLNS OP share of consolidated amount
	Net carrying amount	Net carrying amount	Weighted average yield	Weighted average maturity in years
Non-PCI Loans
Hospitality	$52,960	$26,480	10.3%	10.1
Retail	107,989	97,182	6.8%	4.1
Multifamily	285,144	265,139	5.5%	10.0
Office	180,106	113,557	10.1%	2.4
Other	—	—	—%	—
Land	37,439	18,719	—%	0.4
Residential	2,604	1,302	—%	1.4
Corporate	46,155	46,156	10.3%	10.1
Total non-PCI loans, net of allowance for loan losses	712,397	568,535	7.1%	7.1

PCI Loans
Office	274,318	272,704
Retail	86,393	58,440
Multifamily	54,448	23,712
Industrial	46,908	33,046
Hospitality	22,063	8,688
Land	36,366	29,242
Other	23,718	13,200
Residential	13,461	6,267
Total PCI loans, net of allowance for loan losses	557,675	445,299

Total loans receivable, net of allowance for loan losses	$1,270,072	$1,013,834

Notes:

(1)
Real estate debt excludes investments contributed to CLNC. The carrying value of investments contributed to CLNC is now accounted for in the net carrying value of CLNC on page 26. Excludes $3 million consolidated and CLNS OP share carrying value of real estate debt investments held in a CDO securitization and $73 million consolidated or $51 million CLNS OP share carrying value of healthcare real estate development loans related to the Company’s healthcare real estate portfolio.

Colony NorthStar, Inc. | Supplemental Financial Report	30

VIId. Other Equity and Debt - Real Estate PE Fund Interests

($ in thousands, except as noted; as of or for the three months ended December 31, 2017, unless otherwise noted)
Operating Results(1)
Q4 2017 income (excluding a $7.7 million adjustment to basis in earnings of unconsolidated ventures)	$7,882
Return of capital	16,192
Total distributions	24,074
Contributions	17
Net	$24,057

Carrying value	$180,356
Weighted average remaining term as of December 31, 2017	1.4 yrs

Portfolio Overview(1)(2)
Number of funds	56
Number of general partners	40
Underlying assets, at cost	$7,673,700
Implied leverage(3)	37%
Expected remaining future capital contributions(3)	$—

Investment by Types(1)(2)(5)		Investment by Geography(1)(2)(5)
Type	%	Location	%
Land	22%	Northeast	24%
Office	14%	West	17%
Multifamily	12%	Primarily Various U.S.	16%
Other	12%	Midwest	12%
Cash	10%	Cash	10%
Lodging	9%	Southeast	7%
Retail	9%	Mid-Atlantic	6%
Debt	7%	Asia	5%
Residential/Condo	3%	Europe	3%
Financial Services	1%
Industrial	1%
Healthcare	—%
Total	100%	Total	100%

Notes:

(1)	PE fund interests exclude investments contributed to CLNC. The carrying value of investments contributed to CLNC is now accounted for in the net carrying value of CLNC on page 26.

(2)	Amounts presented exclude an immaterial economic interest retained in a real estate private equity fund portfolio which NRF sold in the fourth quarter 2015.

(3)	Represents implied leverage for funds with investment-level financing, calculated as debt divided by assets at fair value.

(4)	Represents the estimated amount of expected future capital contributions to funds as of December 31, 2017.

(5)	Represents the underlying fund interests in PE Investments by investment type and geographic location based on NAV as of September 30, 2017.

Colony NorthStar, Inc. | Supplemental Financial Report	31

VIIe. Other Equity and Debt - CRE Securities

($ in thousands; as of December 31, 2017)
Portfolio Overview
Owned Bonds and Equity of Deconsolidated CDO's	Principal amount	Carrying Value
Total owned deconsolidated CDO bonds	$325,610	$74,033

Total owned deconsolidated CDO equity		16,900

Consolidated CDO's	Principal amount	Carrying Value
Total consolidated CDO investments	$590,128	$217,789
Total consolidated non-recourse CDO financing	258,416	171,097
Net book value - consolidated CDOs	$331,712	$46,692

CMBS	Principal amount	Carrying Value
	$71,900	$17,382

Income
Q4 2017 aggregate income (excluding $33.8 million of Other-Than-Temporary-Impairments and adjustments to basis)		$7,864

Colony NorthStar, Inc. | Supplemental Financial Report	32

VIIIa. Investment Management - Summary Metrics

($ in thousands, except as noted; as of December 31, 2017)
Overview
Segment	Q4 2017 Fee Revenue - CLNS OP Share
Institutional funds	$14,708
Retail companies	20,630
NorthStar Realty Europe (NYSE:NRE)	3,508
Townsend	13,464
Pro rata corporate investments (earnings of investments in unconsolidated ventures)	5,920
Total Q4 2017 reported fee revenue and earnings of investments in unconsolidated ventures	$58,230
Operating Results
Revenues
Total fee revenue and earnings of investments in unconsolidated ventures	$58,230
Other income and commission income	6,428
Expenses
Investment, servicing and commission expenses	3,373
Depreciation and amortization	13,952
Impairment loss	366,013
Compensation expense	23,899
Administrative expenses	3,063
Total expenses	410,300
Other gain (loss), net	(873)
Income tax benefit(1)	97,454
Non-pro rata allocation of income (loss) to NCI	(20,521)
Net income attributable to common interests in OP and common stockholders	(269,582)
Real estate depreciation and amortization	208
(Gain) loss from sales of depreciable real estate	484
(Gains) and losses from sales of businesses within the Investment Management segment and impairment write-downs associated with the Investment Management segment	328,407
Equity-based compensation expense	7,303
Unrealized fair value gains or losses and foreign currency remeasurements	503
Amortization and impairment of investment management intangibles	73,137
Non-real estate depreciation and amortization	84
Tax (benefit) expense, net(1)	(70,897)
Core FFO	$69,647

Notes:

(1)	Net amount of $27 million primarily due to one time income tax benefit.

Colony NorthStar, Inc. | Supplemental Financial Report	33

VIIIb. Investment Management – Assets Under Management

($ in millions, except as noted; as of December 31, 2017, unless otherwise noted)
Segment(1)	Products	Description	AUM CLNS OP Share	FEEUM CLNS OP Share	Fee Rate

Institutional Funds	• Credit ($3.9 billion) • Core plus / value-added ($1.0 billion) • Opportunistic ($1.6 billion) • Colony Industrial ($1.8 billion) • Other co-investment vehicles ($1.6 billion)	• 26 years of institutional investment management experience • Sponsorship of private equity funds and vehicles earning asset management fees and performance fees • More than 300 investor relationships • $10 billion of private equity capital raised since the beginning of 2008; $25 billion of private equity capital raised since inception(2)	$9,888	$5,845.9%
Retail Companies (3)	• NorthStar Healthcare ($3.6 billion)(4) • NorthStar/RXR NY Metro Real Estate • NorthStar Real Estate Capital Income Funds(5) • NorthStar/Townsend Institutional Real Estate Fund(6)	• Wholly-owned broker-dealer subsidiary engaged as dealer-manager and/or wholesale marketing agent for retail product offerings • Manage public non-traded vehicles earning asset management and performance fees	3,689	1,651	1.5%
Public Company	• Colony NorthStar Credit Real Estate(3) • NorthStar Realty Europe Corp.(7)	• CLNC: NYSE-listed credit focused REIT • NRE: NYSE-listed European equity REIT • Contracts with base management fees with potential for incentive fees	5,463	4,288	1.5%
Pro Rata Corporate Investments	• RXR Realty • American Healthcare Investors • Steelwave • Hamburg Trust	• CLNS recognizes at-share earnings from underlying pro rata corporate investments • 27% investment in RXR Realty, a real estate owner, developer and investment management company with $18 billion of AUM • 43% investment in American Healthcare Investors, a healthcare investment management firm and sponsor of non-traded vehicles with $3 billion of AUM	7,869	3,623	N/A
Total			$26,909	$15,407

Notes:

(1)	During the fourth quarter 2017, Colony NorthStar completed the sale of its interest in The Townsend Group.

(2)	Capital raised includes amounts raised by Colony Capital, LLC since its inception in 1991.

(3)
On February 1, 2018, a new permanent capital commercial real estate credit REIT named Colony NorthStar Credit Real Estate, Inc., externally managed by the Company, completed its public listing on the New York Stock Exchange and began trading under the ticker symbol “CLNC".

(4)	On December 20, 2017, the Company agreed to amend and restate its management agreement with NorthStar Healthcare Income, Inc. effective January 1, 2018.

(5)	NorthStar Real Estate Capital Income Funds represents a master/feeder structure and pools investor capital raised through three feeder funds.

(6)	NorthStar/Townsend Institutional Real Estate Fund Inc. filed an amended registration statement on Form N-2 to the SEC in May 2017, which as of February 26, 2018, is not yet effective.

(7)	On November 9, 2017, the Company agreed to amend and restate its management agreement with NorthStar Realty Europe effective January 1, 2018.

Colony NorthStar, Inc. | Supplemental Financial Report	34

VIIIc. Investment Management - Retail Companies

($ in thousands, except as noted; as of December 31, 2017, unless otherwise noted)
	NorthStar Income(1)	NorthStar Healthcare(2)	NorthStar Income II(1)	NorthStar/RXR NY Metro Real Estate(3)	NorthStar Real Estate Capital Income Fund	Total

Capital Raising Status	Completed July 2013	Completed January 2016	Completed November 2016	Active	Active
Primary Strategy	CRE Debt	Healthcare Equity and Debt	CRE Debt	NY Metro Area CRE Equity and Debt	CRE Debt
Offering Size	$1.2 billion(4)	$2.1 billion(4)	$1.65 billion(4)	$2.0 billion(4)	$3.2 billion(4)	$10.15 billion

Capital Raised(5)
During Q4 2017	$—	$16,580	$—	$6,102	$7,867	$30,549
Year-to-date through 2-26-18	26,832	67,173	26,378	28,468	28,735	177,586
Inception to 2-26-18	1,310,543	1,944,897	1,165,841	40,209	28,968	4,490,458

Investments(6)
During Q4 2017	119,220	—	21,314	—	5,400	145,934
As of 12-31-17	1,511,301	3,624,749	1,731,137	32,531	31,641	6,931,359
Cash as of 12-31-17	208,757	50,046	58,213	10,883	4,572	332,471

Fees earned during Q4 2017
Asset management fees	4,223	8,931	5,217	—	—	18,371
Acquisition fees	1,077	334	213	—	—	1,624
Disposition fees	363	—	272	—	—	635
Total fees	$5,663	$9,265	$5,702	$—	$—	$20,630

Notes:

(1)
On February 1, 2018, a new permanent capital commercial real estate credit REIT named Colony NorthStar Credit Real Estate, Inc., externally managed by the Company, completed its public listing on the New York Stock Exchange and began trading under the ticker symbol “CLNC".

(2)	On December 20, 2017, the Company agreed to amend and restate its management agreement with NorthStar Healthcare Income, Inc. effective January 1, 2018.

(3)	Fees earned are split 50/50 with partner.

(4)	Represents dollar amounts of shares registered to offer pursuant to each company's public offering, distribution reinvestment plan, and follow-on public offering.

(5)	Includes amounts contributed by CLNS.

(6)
Based on cost for real estate equity investments, which includes net purchase price allocation related to intangibles, deferred costs and other assets, if any, committed principal amount for real estate debt and securities and carrying value plus deferred acquisition prices for limited partnership interests in private equity funds.

Colony NorthStar, Inc. | Supplemental Financial Report	35

APPENDICES

Colony NorthStar, Inc. | Supplemental Financial Report	36

IXa. Appendices - Definitions

Assets Under Management (“AUM”)
Assets for which the Company and its affiliates provide investment management services, including assets for which the Company may or may not charge management fees and/or performance allocations. AUM is generally based on reported gross undepreciated carrying value of managed investments as reported by each underlying vehicle at December 31, 2017, while retail companies and NorthStar Realty Europe are presented as of February 26, 2018. AUM further includes a) uncalled capital commitments and b) for corporate investments in affiliates with asset and investment management functions, includes the Company’s pro-rata share of each affiliate's assets as presented and calculated by the affiliate. Affiliates include RXR Realty LLC, SteelWave, LLC, American Healthcare Investors and Hamburg Trust. The Company's calculations of AUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

CLNS OP
The operating partnership through which the Company conducts all of its activities and holds substantially all of its assets and liabilities. CLNS OP share excludes noncontrolling interests in investment entities.

Fee-Earning Equity Under Management (“FEEUM”)
Equity for which the Company and its affiliates provides investment management services and derives management fees and/or performance allocations. FEEUM generally represents a) the basis used to derive fees, which may be based on invested equity, stockholders’ equity, or fair value pursuant to the terms of each underlying investment management agreement and b) for corporate investments in affiliates with asset and investment management functions, includes the Company’s pro-rata share of fee bearing equity of each affiliate as presented and calculated by the affiliate. Affiliates include RXR Realty LLC, SteelWave, LLC, American Healthcare Investors and Hamburg Trust. FEEUM is presented pro-forma for transactions subsequent to the fourth quarter 2017, including the NorthStar Healthcare and NorthStar Realty Europe management agreement amendments and the public listing of CLNC. The Company's calculations of FEEUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

NOI: Net Operating Income. NOI for healthcare and industrial segments represents total property and related income less property operating expenses, adjusted for the effects of (i) straight-line rental income adjustments; (ii) amortization of acquired above- and below-market lease adjustments to rental income; and (iii) other items such as adjustments for the Company’s share of NOI of unconsolidated ventures.

EBITDA: Earnings before Interest, Income Taxes, Depreciation and Amortization. EBITDA for the hospitality segment represents net income from continuing operations of that segment excluding the impact of interest expense, income tax expense or benefit, and depreciation and amortization.

ADR: Average Daily Rate

RevPAR: Revenue per Available Room

UPB: Unpaid Principal Balance

PCI: Purchased Credit-Impaired

Colony NorthStar, Inc. | Supplemental Financial Report	37

IXb. Appendices - Reconciliation of Net Income (Loss) to NOI/EBITDA

($ in thousands; for the three months ended December 31, 2017)
NOI and EBITDA Determined as Follows	Healthcare	Industrial	Hospitality	Other Equity and Debt—Net Lease Properties
Total revenues	$157,267	$66,595	$196,609	$10,710
Straight-line rent revenue and amortization of above- and below-market lease intangibles	(12,332)	(1,841)	(44)	(962)
Interest income	—	(226)	—	—
Other income	—	(121)	—
Property operating expenses(1)	(68,165)	(17,884)	(136,533)	(1,559)
Compensation expense(1)	—	(523)	—	—
NOI or EBITDA	$76,770	$46,000	$60,032	$8,189

Reconciliation of Net Income (Loss) from Continuing Operations to NOI/EBITDA
	Healthcare	Industrial	Hospitality
Net income (loss) from continuing operations	$(21,789)	$23,946	$(16,166)
Adjustments:
Straight-line rent revenue and amortization of above- and below-market lease intangibles	(12,332)	(1,841)	(44)
Interest income	—	(226)	—
Interest expense	47,734	9,403	36,245
Transaction, investment and servicing costs	2,889	8	2,582
Depreciation and amortization	48,793	29,812	35,171
Impairment loss	6,125	—	—
Compensation and administrative expense	1,709	2,629	1,607
Gain on sale of real estate	—	(15,917)	—
Other (gain) loss, net	(374)	—	67
Other income	—	(121)	—
Earnings from investments in unconsolidated ventures	—	(1,781)	—
Income tax (benefit) expense	4,015	88	570
NOI or EBITDA	$76,770	$46,000	$60,032

Notes:

(1)
For healthcare and hospitality, property operating expenses includes property management fees paid to third parties. For industrial, there are direct costs of managing the portfolio which are included in compensation expense.

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IXb. Appendices - Reconciliation of Net Income (Loss) to NOI/EBITDA (cont’d)

($ in thousands; for the three months ended December 31, 2017)
Reconciliation of Net Income from Continuing Operations of Other Equity and Debt Segment to NOI of Net Lease Real Estate Equity
Other Equity and Debt
Net income from continuing operations	$57,137
Adjustments:
Property operating income of other real estate equity	(128,244)
Straight-line rent revenue and amortization of above- and below-market lease intangibles for net lease real estate equity	(1,174)
Interest income	(80,786)
Fee and other income	(2,452)
Property operating expense of other real estate equity	85,252
Interest expense	49,211
Transaction, investment and servicing costs	13,797
Depreciation and amortization	35,251
Provision for loan loss	6,834
Impairment loss	2,869
Compensation and administrative expense	6,008
Gain on sale of real estate assets	(24,752)
Other loss, net	25,512
Earnings of investments in unconsolidated ventures	(23,617)
Income tax expense	930
NOI of net lease real estate equity	$21,776
Less: assets contributed to CLNC	(4,200)
Less: one-time gain and asset sold in Q4	(9,387)
NOI of net lease real estate equity, excluding assets contributed to CLNC and a one-time gain	$8,189

Colony NorthStar, Inc. | Supplemental Financial Report	39